Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (this “Amendment”), dated as of August 9, 2019, is by and among INSEEGO CORP., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and CANTOR FITZGERALD SECURITIES, as administrative agent for the Lenders (the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantors, the Administrative Agent and Lenders are parties to the Credit Agreement, dated as of August 23, 2017 (as amended by that certain Letter Agreement, dated July 23, 2019, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to the Borrower;
WHEREAS, the Loan Parties have requested certain amendments to the Credit Agreement and the Lenders party hereto have agreed to the requested amendments on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing and such other consideration as the parties mutually agree, and intending to be legally bound, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended by this Amendment.
2.Amendments. Subject to the terms and conditions hereof, effective as of the Amendment Effective Date (as defined blow) and subject to the satisfaction of the conditions precedent set forth in Section 4:
A.Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (g) of the defined term “Indebtedness”:
“; provided, however, for the avoidance of doubt, the obligations of the Borrower to purchase, redeem, retire, defease or otherwise make any payment in respect of the Series E Preferred Stock (as defined herein) shall not constitute Indebtedness hereunder.”
B.Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:
““Series E Preferred Stock” means up to 10,000 shares (without giving effect to any additional shares permitted to be issued pursuant to Section 7.6(f)(ii)) of Series E Fixed-Rate Cumulative Perpetual Preferred Stock of Inseego Corp., par value $0.001 per share, with the rights, preferences and privileges as set forth in the Certificate of Designation filed in connection therewith.”
C.Section 7.6 of the Credit Agreement is hereby amended by (i) deleting “and” from the end of clause (d), (ii) replacing “.” with “; and” at the end of clause (e) and (iii) adding a new clause (f) to read as follows:
“(f) (i) so long as no Default or Event of Default exists or would result therefrom, the Borrower may declare and pay regularly scheduled or accrued dividends to the holders of the Series E Preferred Stock; provided that, both before and after giving effect to such payment, the Loan Parties shall be in pro forma compliance with the financial covenant set forth in Section 7.11, and (ii) the Borrower may declare and pay regularly scheduled or accrued dividends to the holders of the Series E Preferred Stock in the form of additional shares of Series E Preferred Stock.”
D.Section 7.8 of the Credit Agreement is hereby amended by (i) replacing “and” with “,” at the end of clause (d), (ii) replacing “.” with “, and” at the end of clause (e) and (iii) adding a new clause (f) to read as follows:
“(f) the issuance or sale of Series E Preferred Stock by the Borrower to any Person that is an Affiliate and the transactions permitted by Section 7.6(f).”

3.Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and Lenders that:
A.(i) it has all requisite power and authority to execute, deliver and perform this Amendment and the Credit Agreement as amended hereby and has taken all necessary organizational, corporate and shareholder action, as applicable, to authorize such execution, delivery and performance, and (ii) this Amendment has been duly authorized, executed and delivered by it;
B.this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of such entity, enforceable against it in accordance with their respective terms, in each case subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity;
C.the execution, delivery and performance by the Loan Parties of this Amendment and the transactions contemplated hereby (i) will not contravene the terms of such Person’s Organizational Documents, (ii) will not violate any applicable Law or any judgment, order or ruling of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) does not conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any Contractual Obligation (including pursuant to the Convertible Notes Documents or the Novatel Convertible Notes Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries;
D.no approval, consent, exemption, authorization, or other action by, or notice to, or filing with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date) any Governmental Authority or any other Person (including, without limitation, any holder of the Convertible Senior Notes or Novatel Convertible Senior Notes) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Credit Agreement as amended hereby;
E.each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects, in each case on and as of the Amendment Effective Date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct in all respects); and
F.no Event of Default has occurred and is continuing as of the Amendment Effective Date, nor will any Event of Default exist immediately after giving effect to this Amendment.
4.Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions shall have been fulfilled to the satisfaction of the Administrative Agent and the Lenders:
A.the Administrative Agent shall have received counterparts of this Amendment executed and delivered by the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders;
B.after giving effect to this Amendment, no Event of Default shall exist or have occurred and be continuing as of the Amendment Effective Date; and
C.the Loan Parties shall have paid on or before the Amendment Effective Date all fees, charges and disbursements required to be paid pursuant to Section 10.4 of the Credit Agreement.
5.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment) to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

6.Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.
7.Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) affirms that the Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to impair the validity, priority and extent of the Lender’s security interest in and Liens upon the Collateral.
8.Release. Each Loan Party hereby acknowledges and agrees that, as of the date hereof: (a) neither it nor any of its Subsidiaries has any claim or cause of action against the Administrative Agent or any Lender (or any of the directors, officers, employees, agent, attorneys or consultants of any of the foregoing) and (b) the Administrative Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agent, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any the Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.
9.Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.
10.Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:	INSEEGO CORP.

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

GRANTORS:	NOVATEL WIRELESS, INC.

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

ENFORA, INC.

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

R.E.R. ENTERPRISES, INC.

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

INSEEGO NORTH AMERICA, LLC

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

NOVATEL WIRELESS SOLUTIONS, INC.

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

FEENEY WIRELESS IC-DISC, INC.

By:    /s/ Stephen Smith
Name:    Stephen Smith
Title:    Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

GADMINISTRATIVE AGENT

AND LENDERS:	CANTOR FITZGERALD SECURITIES,
as Administrative Agent

By:    /s/ Nils Horning
Name:    Nils Horning
Title:    VP

SOUTH OCEAN FUNDING LLC,
as Lender

By:    /s/ James B. Avery
Name:    James B. Avery
Title:    Vice President